UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2026
FIRSTCASH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On July 22, 2026, FirstCash Holdings, Inc. (the “Company”) announced that Rick Wessel, the Company’s Chief Executive Officer and Vice Chairman, will transition to the role of Executive Chairman of the Board of Directors of the Company (the “Board”) and cease serving as the Company’s Chief Executive Officer effective January 1, 2027 (the “Transition Date”). The Company and Mr. Wessel expect that Mr. Wessel will continue to serve on the Board as Executive Chairman for at least three years, subject to re-election as a Board member at the Company’s annual meetings of stockholders.

The Board has also appointed Brent Stuart, the Company’s current President and Chief Operating Officer, to succeed Mr. Wessel as the Company’s Chief Executive Officer effective as of the Transition Date. In addition to Mr. Stuart’s responsibilities as Chief Executive Officer following the Transition Date, he will continue to have direct responsibility over the Company’s day-to-day operations. Mr. Stuart, age 56, has served as the Company’s President and Chief Operating Officer since September 2016 following the Company’s merger with Cash America. Prior to that, Mr. Stuart served as Cash America’s president and chief executive officer since November 2015, Cash America’s president and chief operating officer from May 2015 through October 2015, and Cash America’s executive vice president-chief operating officer from January 2015 through April 2015. Prior to that, Mr. Stuart served in various senior leadership roles with Cash America since joining Cash America in 2008.

The terms of Mr. Wessel’s compensation as the Board’s Executive Chairman and Mr. Stuart’s compensation as the Company’s Chief Executive Officer have yet to be determined. The Company will file an amendment to this Form 8-K when such compensation has been determined.

Election of Director and Board of Director Changes

Effective as of July 22, 2026, the Board has unanimously elected Mr. Stuart as a member of the Board. Mr. Stuart will stand for re-election at the Company’s 2027 Annual Meeting of Stockholders. Mr. Stuart will not receive separate compensation as a member of the Board and is not expected to serve on any committees of the Board.

On the Transition Date, Dan Feehan, the Company’s current Chairman of the Board, will retire from his position as Chairman and continue to serve as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026	FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial Officer)

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